UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2015

ECO SCIENCE SOLUTIONS, INC.

(Exact name of Company as specified in its charter)

Nevada	333-166487	46-4199032
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
3250 NE 1st Avenue, Suite 305 Miami, Florida 33137 (Address of principal executive offices) (305) 460-2259 (Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:
.	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
.	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
.	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
.	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01

CHANGES IN CONTROL OF REGISTRANT

On December 15, 2015, Domenic Marciano, the Majority Shareholder of Common Stock, sold his shares in a private transaction equally to Mr. Jeffery Taylor and to Mr. Don Taylor.  Mr. Jeffery Taylor and Mr. Don Taylor are now the controlling Shareholders of the Company and own the majority of issued and outstanding shares.

ITEM 5.02

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; APPOINTMENT OF CERTAIN OFFICERS

On December 17, 2015, Michael Borkowski resigned as President and Chief Executive Officer of the Company, effective December 17, 2015.  Additionally, Mr. Borkowski resigned his position as Director of the Company effective December 17, 2015. Mr. Borkowski resigned for no other reason than to pursue other opportunities that will preclude him from dedicating time to the Company necessary for the day-to-day running of the Company.   Mr. Borkowski will help the new Officers with the transition.

On December 10, 2015, Mark Dilley resigned as a Director of the Company, for no other reasons than personal reasons.

Effective December 17, 2015, Mr. Jeffery Taylor was appointed to serve as Chief Executive Officer of the Company and Mr. Don Lee Taylor was appointed to serve as Chief Financial Officer of the Company.

Mr. Jeffery Taylor

As CEO, Mr. Jeffrey Taylor will oversee the company’s strategy, technology roadmap, and consumer community content development programs; Mr. Taylor is a recipient of the Army Commendation Medal from the United States Army during service of operation Uphold Democracy; he served in the United States Army for 10 Years and focused on supply chain management technologies with an emphasis on logistics and distribution of specialty materials.  Mr. Taylor was discharged with a Medical Discharge; Mr. Taylor has been a real estate entrepreneur and holds a real estate license in the State of Hawaii from 2005 to present.  In 2003, Mr. Taylor received his Microsoft technology certification from the Veterans Association during rehabilitation process from being injured in the military.  As part of his passion for open water scuba and snorkeling, he launched Liquid Marlin LLC, and works with the Make A Wish Foundation on Maui as one of its designated snorkel instructors.

Mr. Don Lee Taylor

As CFO, Don Taylor will oversee the company’s financial governance; business community content development program, and business partnerships. Mr. Taylor holds a real estate license in the State of Hawaii from 2001 to Present; and has been active in the Hawaii real estate and real estate financing community.  Mr. Taylor currently holds the title of Broker in Charge of Maui Realty Co., Inc. Mr. Taylor holds a BS in Finance with an emphasis in Financial Management from the California State University in Long Beach.

FORWARD LOOKING STATEMENTS

Certain statements in this Current Report Form 8-K may contain forward-looking statements that involve numerous risks and uncertainties which may be difficult to predict. The statements contained in this Current Report Form 8-K that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, including, without limitation, the management of the Company and the Company’s expectations, beliefs, strategies, objectives, plans, intentions and similar matters. All forward-looking statements included in this Current Report Form 8-K are based on information available to the Company on the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “can,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “goals,” “projects,” “outlook,” “continue,” “preliminary,” “guidance,” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology.

Forward-looking statements involve a number of risks and uncertainties, and actual results or events may differ materially from those projected or implied in those statements.

Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. We can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by the Company or any person that the future events, plans, or expectations contemplated by our company will be achieved.

We caution against placing undue reliance on forward-looking statements, which contemplate our current beliefs and are based on information currently available to us as of the date a particular forward-looking statement is made. Any and all such forward-looking statements are as of the date of this Current Report Form 8-K. We undertake no obligation to revise such forward-looking statements to accommodate future events, changes in circumstances, or changes in beliefs, except as required by law. In the event that we do update any forward-looking statements, no inference should be made that we will make additional updates with respect to that particular forward-looking statement, related matters, or any other forward-looking statements. Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from forward-looking statements may appear in the Company’s public filings with the SEC, which are available to the public at the SEC’s website at www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECO SCIENCE SOLUTIONS, INC.

Date: December 23, 2015	/s/ Domenic Marciano
By: Domenic Marciano
Its: Chairman